SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


May 12, 2000
(Date of Report)

Forestry International, Inc.
(Exact name of registrant as specified in its charter)

Colorado
(State or other jurisdiction of incorporation)


0-023310                                 84-1116284
(Commission File Number)   (IRS Employer Identification Number)


1205 Ampere, Street, Suite 206, Boucherville, Quebec Canada J4B 7M6 (Address of principal executive offices including zip code)

(514) 495.7747
(Registrant's telephone number including area code)


Not Applicable
(Former name or former address, if changed since last report)


Item 1.  Change in Control of Registrant.
Acquisition of 2524-7883 Quebec, Inc.  as a Wholly Owned Subsidiary
of
Registrant:
On May 2, 2000, Forestry International, Inc., a Colorado
corporation, doing
business as Infynia.com, Inc. (the
?Company) entered into a Purchase and Sale Agreement to acquire all of the
outstanding stock of 2524-7883 Quebec,
Inc., a corporation incorporated under the laws of the Province of
Quebec,
Canada, that is a holding company of the
ownership interests that have operated as Reid, Marcotte, Michielli
& Associates
(RMM & Associates).  The Sellers
of the stock of 2524-7883 Quebec, Inc. were Marc Michielli and Jean-
Pierre Reid.
(the ?Sellers?). Pursuant to the
Purchase and Sale Agreement, the Company agreed to acquire all of the
outstanding capital stock of 2524-7883
Quebec, Inc. in exchange for Twenty Million Four Hundred Thousand
(20,400,000)
shares of the Company's
Common Stock.  The shares issued by the Company for the purchase price will
represent approximately 49.95% of
the Company?s then issued and outstanding shares.  The shares of the
Company?s
common stock are to be issued into
a Custodial Arrangement with Rocheleau Labranche & Associates, pending
satisfaction of certain conditions under
the Purchase and Sale Agreement, specifically including, but not limited to,
receipt of the required financial statements
and conformance of those financial statements to representations and warranties
made by the Sellers and deliver of
Subscription Agreements confirming the status of the shares as
Restricted
Securities to be held for investment purposes
by the Sellers.  The Purchase and Sale Agreement provides for adjustment of the
purchase price in the event the shareholders? equity of 2524-7883 Quebec, Inc. is greater or less that Four Hundred Fifty Thousand Dollars, ($450,000), Canadian. The Purchase and Sale Agreement also provides for the reimbursement of the Company for Net Uncollected Receivables by the Sellers.
Consistent with the terms and conditions of the Purchase and Sale
Agreement, RMM
& Associates and the business and assets held by 2524-7883 Quebec, Inc. will become a wholly owned Canadian subsidiary of the Company and will operate under the name Infynia.com Incorporated.
RMM & Associates is engaged in the business of providing business to business
solutions and services for electronics
commerce, specifically in the installation, configuration and maintenance of
internal network and internet based
network systems for commercial use.  RMM & Associates has operated in this
market for seventeen (17) years,
primarily in the Quebec and Canadian national market.  In addition to the
operating assets of RMM & Associates,
the Company?s subsidiary will also own the building were the principal offices
of RMM & Associates are located at
127 Cremazie Ouest, Montreal, Quebec, Canada, H2N 1L5.  In
connection with the
Purchase and Sale Agreement,
the subsidiary corporation will be named Infynia.com Incorporated to reflect its
market orientation to providing e-
commerce network services.  The Company anticipates that the electronic commerce
business operated through its subsidiary will become the principal business of the Company.
The Board of Directors of Infynia.com Incorporated, will consist of Marc Michielli, Jean-Pierre Reid and Louis R.
Turp.  Mr. Reid has been appointed President and CEO of Infynia.com
Incorporated
and Mr. Michielli has been
appointed Chief Financial Officer and Louis R. Turp has been appointed as vice-
president of Corporate Finance,
Mergers & Acquisitions.   The Board of Directors and officers of the
parent
Company has not changed and there is
no commitment at this time to change the Board of Directors or Officers of the
Company.

Item 2.  Acquisition or Disposition of Assets:  See Item 1, above.

Item 3.  Bankruptcy or Receivership:    Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant:  Not
Applicable.

Item. 5.  Other Events.  The Company has filed a Certificate of
Assumed or Tradename with the Colorado Secretary of State to authorize its used of the name Infynia.com, Inc. as a trade name.

Item 6.  Resignation of Registrant's Directors:  Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits:
Pursuant to the terms and conditions of the Purchase and Sale Agreement, the financial statements required will be filed within the time limitations set forth in applicable regulations.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended,
Registrant has duly caused this
report to be signed on its behalf by the undersigned hereunto duly authorized.
FORESTRY INTERNATIONAL, INC.
(Registrant)

By: /s/ Louis R. Turp
Louis R. Turp, Chief Executive Officer

Date:	May 12, 2000

EXHIBITS
Exhibit 1. Purchase and Sale Agreement
Exhibit 2. Custodial Agreement


















































PURCHASE AND SALE AGREEMENT

MEMORANDUM OF AGREEMENT made at Montreal on the 2nd day of May, 2000 BY AND BETWEEN:
2524-7883 QUEBEC, INC., a corporation incorporated under the laws of the Province of Quebec, with its office at 127, Cremazie W., Montreal,Quebec,
Canada H2N 1L5 (the "Vendor"),

MARC MICHIELLI,  a Canadian citizen,
having its domicile at
330, Chemin St-Emmanuel, Coteau du Lac, Quebec, Canada J0P 1B0
(The ?Vendor?),
JEAN-PIERRE REID, a Canadian citizen,
having its domicile at
21, Terrasse Venise, Coteau du Lac, Quebec, Canada J0P 1B0 (the
?Vendor?)
AND:
FORESTRY INTERNATIONAL, INC,
Doing business as INFYNIA.COM CORPORATION, a corporation incorporated under the laws of Colorado with its US registered office at 3705 Kipling Street, Suite 206, Wheat Ridge, Colorado 80033 (the ?Purchaser?)
INFYNIA.COM Inc., a corporation incorporated under the laws of Canada, with its office at 1205, Ampere Street, Boucherville, Quebec, Canada J4B 7M6 (the "Purchaser")
THIS AGREEMENT WITHNESSETH THAT, in consideration of the mutual covenants herein contained, it is agreed by and between the Parties as follows:

ARTICLE  I
INTERPRETATION
1.1 Definitions. Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:
(a) "Accounts Receivable" shall have the meaning ascribed thereto at Section 2.5.
(b) "Agreement" shall mean this Purchase and Sale Agreement and all instruments supplemental hereto or in amendment of confirmation hereof; "herein", "hereof", "hereto", "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article",
"Section", "Subsection" or other subdivision of this Agreement means and refers to the specified Article, Section,
Subsection or other subdivision of this Agreement.

 "Auditors" shall have the meaning ascribed thereto at Section
2.4.

(d) "Benefit Plans" shall have the meaning ascribed thereto at Section
3.1(cc).
(e) "Closing" shall mean the delivery to the Purchaser of the certificate
(s) for the Purchased Shares, duly endorsed for transfer, and the payment to the Vendor of the Purchase Price on the Closing Date pursuant to Sections 2.1 and 2.3.
(f)       "Closing Date" shall have the meaning ascribed thereto at
Section 9.1.

(g) "Closing Date Balance Sheet" shall have the meaning ascribed thereto at
Section 2.4.
(h)      "Corporation" shall mean 2524-7883 Quebec, Inc.

(i)       "Financial Statements" shall mean the audited consolidated financial
statements for the Corporations as of
November 30,1999 and December 31, 1999 respectively, consisting in each case of
a balance sheet and the accompanying statements of income, retained earnings and changes in financial position for the period then ended and notes to the financial statements together with the report of the auditors thereon, a copy of which financial statements is annexed hereto as Schedule 1.1(i).
(j)       "Indemnified Party" shall have the meaning ascribed
thereto at Section
8.3.
(k)	"Indemnifying Party" shall have the meaning ascribed thereto at Section
8.3.
(l)	"Intellectual Property Rights" shall mean (i) all domestic and foreign
patents, trade marks, trade names, service marks, copyrights, trade secrets, inventions, know-how, technology, software, licenses, and other intellectual property, and (ii) all registrations and applications for registration of intellectual property; and "Intellectual Property Right" shall mean any one of them.
(m)	"Laws" shall mean:

(i)	all constitutions, treaties, laws, statutes, codes,
ordinances, orders, decrees, rules,
regulations, and municipal by-laws, whether domestic,
foreign or international;
(ii)	all judgments, orders, writs, injunctions, decisions, rulings, decrees, and awards of any governmental authority or body; and
(iii)	all policies, practices and guidelines of any governmental
authority
or body  which, although not
actually having the force of law, are considered by such
governmental
authority or body as requiring
compliance as if having the force of  law,
in each case binding on or affecting the Party or Person
referred to in the context in which such
word is used; and "Law" shall mean any one of them.
(n)	"License" and "Licenses" shall have the respective meanings
ascribed
thereto at Section 3.1(aa).
(o)	"Lien" and "Liens" shall have the respective meanings ascribed thereto at Section 3.1(d)(iii).

(oo)      ?Limited Partnership? shall have the meaning of Gestion
RMM, Limited
Partnership.
(p)	"Losses" shall have the meaning ascribed thereto at Section
8.1.
(q)	"Net Uncollected Receivables" shall have the meaning ascribed thereto
at Section 2.5.
(r)	"Notice of Dispute" shall have the meaning ascribed thereto at
Section 2.4.
(s)	"Parties" shall mean the Vendor and the Purchaser; and "Party"
shall
mean either one of  them.
(t)	"Person" shall mean an individual, corporation, company,
cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning.
(u)	"Purchase Price" shall have the meaning ascribed thereto at
Section
2.1.
(v) "Purchase Price Increase" shall have the meaning ascribed thereto at
Section 2.2.
(w) "Purchase Price Reduction" shall have the meaning ascribed thereto at
Section 2.2.
(x) "Purchased Shares" shall mean ( shares in the capital of the
Corporation held by theVendor, to be
delivered at Closing to the Purchaser, duly endorsed for transfer.
(y) "Subsidiary" shall mean any subsidiaries of the vendor if applicable.

(a?)       "Tax" and "Taxes" shall have the respective meanings
ascribed thereto
at Section 3.1(y).
(aa) "Third Party Auditors" shall have the meaning ascribed thereto at Section 2.4.
(ab)      "Third Party Claim" shall have the meaning ascribed
thereto at Section
8.5.
(ac)      "Uncollected Receivables" shall have the meaning ascribed
thereto at
Section 2.5.
1.2	Schedules.  The following is a list of the Schedules attached hereto and incorporated herein by reference:

                            Schedule 1.1(j)	-	Financial
Statements
                            Schedule 3.1(n)	-	Immoveable
                            Schedule 3.1(o)	-	Condition and
Sufficiency
of Assets; Inventory
                            Schedule 3.1(p)	-	Place of
Business
                            Schedule 3.1(q)	-	Intellectual
Property
Rights (if necessary)
Schedule 3.1	-	Leases (if 396:     applicable)
                            Schedule 3.1(s)	-	Contracts (if
applicable)
                            Schedule 3.1(u)	-	Insurance
                            Schedule 3.1(v)	-	Bank Accounts;
Powers of
Attorney
Schedule 3.1(w)	-	Outstanding Litigation (if
applicable)
                            Schedule 3.1(aa)	-	Licenses
                            Schedule 3.1(bb)	-	Employment
Agreements
                            Schedule 3.1(cc)	-	Benefit Plans
                            Schedule 3.1(dd)	-	Environmental
Matters
                          Schedule 4.5-	-                 Form of Resignation
and
Release
ARTICLE  II
Purchase and Sale
2.1	Purchase and Sale.  Upon and subject to the terms and
conditions hereof,
the Vendor shall sell to the Purchaser,
and the Purchaser shall purchase from the Vendor, the Purchased
Shares and One
Hundred percent (100%) of Gestion
RMM, Limited Partnership on the Closing Date for an amount equal to
Twenty Million Four Hundred Thousand (20,400,000) common shares of
Forestry International, Inc. (the "Purchase Price").
2.2	Purchase Price Adjustment.  The Purchase Price shall be
reduced (the
"Purchase Price Reduction") by the
amount, if any, by which the shareholders, equity of the Corporation, as shown on the Closing Date Balance Sheet, is less than Four Hundred Fifty
Thousand Canadian dollars ($450,000.00 Can).
The Purchase Price shall be increased
(the "Purchase Price Increase") by the amount, if any, by which the shareholders' equity of the Corporation, as shown on the Closing Date Balance Sheet, is more than Four Hundred
Fifty
Thousand Canadian dollars ($450,000.00
Can). Any Purchase Price Reduction shall be payable by the Vendor to the
Purchaser, and any Purchase Price
Increase shall be payable by the Purchaser to the Vendor, in either case, within ten (10) calendar days of the date on which the Closing Date Balance Sheet becomes final and binding on the Parties.

2.3	Payment of the Purchase Price.  On the Closing Date, the
Purchaser shall
pay to the Vendor the Purchase
Price by way of  common shares of Forestry International, Inc. The aforesaid
common shares will be held in trust
by the firm Rocheleau, Labranche & Associates.
2.4	Post-Closing Adjustment.  Forthwith after the Closing, the
Purchaser and
the Vendor shall jointly instruct
Rocheleau, Labranche & Associes and Mr. Robert Kliaman, C.P.A. (The
?Auditors?)
to prepare a consolidated
balance sheet showing the assets and liabilities of the Corporation as at the
Closing Date (the "Closing Date Balance
Sheet"). The Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles in Canada and the United States, applied on a basis consistent with prior periods and consistent throughout the periods involved. The Parties shall jointly instruct the Auditors to produce the Closing Date Balance Sheet within 90 calendar days after the Closing Date. If the Purchaser or the Vendor wishes to dispute any matter in the Closing Date Balance Sheet, it may do so by notice ("Notice of Dispute") to the other given within ten (10) calendar days of the delivery of the Closing Date
Balance Sheet to the Purchaser. A Notice of Dispute shall specify the basis for each objection and the dollar amount involved. The Parties shall use their best efforts to amicably resolve any matters identified in a Notice of Dispute as promptly as practicable. If any such dispute shall not have been resolved within ten (10) calendar days following the date on which the Notice of Dispute is given, then either Party may refer such unresolved matters to an independent auditor. (the "Third Party Auditors") for resolution. The determination of the
Third Party Auditors shall be made
within thirty (30) calendar days after the matter has been referred to them. If no Notice of Dispute is given within the delay prescribed above, then the Auditors shall forthwith, upon the expiry of said delay, deliver the Closing Date
Balance Sheet to the Parties, and such Closing Date Balance Sheet shall be final and binding on the Parties as of and from the date of such delivery. If a Notice of Dispute is given in accordance with this Section 2.4, then the Auditors shall, forthwith following the decision of the Third Party Auditor, amend the
Closing Date Balance Sheet to reflect
the decision of the Third Party Auditor and deliver the Closing Date
Balance
Sheet to the Parties, and such Closing
Date Balance Sheet shall be final and binding on the Parties as of and from the date of such delivery.
The fees and disbursements of the Auditors and the Third Party Auditors shall be shared equally by the Purchaser and the Vendor.

2.5	Accounts Receivable.   The Purchaser shall use its reasonable
efforts to
collect all accounts receivable and trade
accounts due as at the Closing Date to the Corporation and the
Subsidiaries (the
"Accounts Receivable"). Any
amounts collected by the Purchaser, the Corporation or the
Subsidiaries from any
debtor of Accounts Receivable, shall
be imputed firstly to the oldest Accounts Receivable from such debtor; provided
that if a payment of any of the
Accounts Receivable is contested, in whole or in part, by the debtor thereof,
then any amounts collected by the
Purchaser, the Corporation or the Subsidiaries from such debtor shall be imputed
to the next oldest uncontested
Accounts Receivable from such debtor.  The Purchaser, the
Corporation and the
Subsidiaries shall have no obligation
to institute suit to collect any Accounts Receivable.  The
Purchaser, the
Corporation and the Subsidiaries shall not
compromise any Accounts Receivable without the Vendor's consent.  If on the 90th
day after the Closing Date any
Accounts Receivable remain uncollected  (the "Uncollected
Receivables"), the
amount of such Uncollected
Receivables less the amount of any reserves provided for Accounts
Receivable on
the Closing Date Balance Sheet (the
net amount of such Uncollected Receivables being the "Net
Uncollected
Receivables") shall be immediately payable
by the Vendor to the Purchaser.  Upon payment by the Vendor to the
Purchaser of
the full amount of the Net
Uncollected Receivables, the Purchaser hereby agrees to cause the
Corporation
and the Subsidiaries to assign to the
Vendor, out of the Uncollected Receivables, such Accounts Receivable equal to
the amount of the Net Uncollected
Receivables.  If, after assignment of such Accounts Receivable, the
Purchaser,
the Corporation or the Subsidiaries
receives any payment on account of any such Accounts Receivable, the
Purchaser,
the Corporation or the Subsidiaries shall forthwith pay over the amount of such payment to the Vendor.
ARTICLE  III
Representation and
Warranties
3.1	Representations and Warranties of the Vendor.  The Vendor
represents and
warrants to the Purchaser as
follows and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares and that the Purchaser would not have entered into this Agreement without such representations and warranties:
(a) Due Incorporation. The Corporation and (all subsidiaries if applicable):
(i) is duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation; and
(ii) has all necessary corporate power and authority to own, lease and operate its properties and to conduct its business as and in the places where such properties are now owned, leased or operated or such business is now conducted.
(b) Due Authorization. The Vendor has the necessary corporate power and authority to execute this Agreement and to perform its obligations hereunder. The execution of this Agreement by the Vendor and the performance by the Vendor of its obligations hereunder has been duly authorized by all necessary action on its part. Such execution and performance by the Vendor does not require any action or consent of, any registration with, or notification to, any Person, or any action or consent under any Laws to which the Vendor, the Corporation or any Subsidiary is subject.
 Enforceability. This Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against it in accordance with its terms.

(d) No Conflict. The execution of this Agreement, the consummation of the transactions contemplated herein, the performance by the Vendor of its obligations hereunder and the compliance by the
Vendor with this Agreement do
not:

(i) violate, contravene or breach, or constitute a default under, the constating instruments or by-laws of the Corporation or any Subsidiary;
(ii) violate, contravene or breach, or constitute a default under any contract, agreement, indenture, instrument, or commitment to which the Vendor or the Corporation or any Subsidiary may be a party, or their properties may be subject, or by which either of them is bound or affected;
(iii)   result in, or give any Person the right to seek, or to cause
(a) the termination, cancellation, modification, amendment, variation or renegotiation of any contract, agreement, indenture, instrument or commitment to which the Corporation or any of their properties may be a party or subject or by which it is bound or affected, or (b) the acceleration or forfeiture of any term of payment, or the loss in whole or in part of any benefit which would otherwise accrue to the Corporation;
(iv) result in, or require the creation of any lien, hypothec, pledge, charge, prior claim, security interest, adverse claim or other encumbrance or right of others of any nature, whatsoever or howsoever arising
(individually, a "Lien" and collectively, "Liens"), upon any of the Purchased Shares or any property of the Corporation; or
         (v)    violate, contravene or breach any Laws.


(e) Authorized and Issued Capital. The authorized capital of the
Corporation consists of Three Hundred (300)
Class A shares, Two Hundred Twenty Five (225) Preferred shares,
Class C and Two
Hundred Twenty Five
(225) Preferred shares Class D of which shares have been validly subscribed and issued and are outstanding as fully paid and non-assessable. The Purchased Shares represent all of the issued and outstanding shares in the capital of the Corporation and also include One Hundred percent (100%) of Gestion RMM, Limited Partnership that own the building where the principal offices of RMM & Associates are located at 127 Cremazie Ouest, Montreal, (Quebec) Canada H2N 1L5.
(f) No Subsidiaries. (if applicable) The Corporation does not own, and has never owned, directly or indirectly, any shares in the capital of any Person (other than the Subsidiaries) and has never made any investment in, and does not have, and has never had, any property interest in, any Person (other than the Subsidiaries).

(g) Title to Purchased Shares. The Vendor is the beneficial owner and holder of record of the Purchased Shares and at Closing shall transfer to the Purchaser a good and valid title to the Purchased Shares, free and clear of all Liens.
The Corporation is the beneficial owner and holder of record of all of the issued and outstanding shares in the capital of each Subsidiary, with good and valid title to such shares, free and clear of all Liens.

(h)      No Options.  There is no:

           (i) outstanding security of the Corporation or any Subsidiary convertible or exchangeable into any share or shares in the capital of the Corporation or any Subsidiary;
(ii) outstanding subscription, option, warrant, call, commitment or agreement obligating the
Corporation or any Subsidiary to issue any share or shares of its capital or any security or securities of any class or kind which in any way relate to the authorized or issued capital of the Corporation or any Subsidiary;
(iii) agreement (other than this Agreement) which grants to any Person the right to purchase or otherwise acquire any share or shares issued and outstanding in the capital of the Corporation or any Subsidiary; or
(iv) voting trust or voting agreement or pooling agreement or proxy with respect to any Purchased
Shares or any issued and outstanding shares in the capital of any Subsidiary.
(i) Books and Records. The minute books of the Corporation and the
Subsidiaries are complete and accurate,
and contain copies of all by-laws and resolutions passed by the shareholders and directors since the date of their incorporation; all of which by-laws and resolutions have been duly passed.
The share certificate books, registers of shareholders, registers of transfers and registers of directors of the Corporation and the Subsidiaries are complete and accurate.
The financial books and records of the Corporation and the Subsidiaries have been maintained in accordance with sound business practices and fairly, accurately and completely present and disclose in accordance with generally accepted accounting principles consistently applied (i) the financial position of the Corporation and the Subsidiaries, and (ii) all transactions of the Corporation and the Subsidiaries.
(j) Financial Statements. The Financial Statements fairly, accurately and completely present and disclose in all material respects (i) the assets, liabilities and obligations (whether accrued, contingent, absolute or otherwise), income, losses, retained earnings, reserves and financial position of the Corporation and the Subsidiaries, (ii) the results of operations of the Corporation and the Subsidiaries, and (iii) the changes in the financial position of the Corporation and the Subsidiaries, all as at the dates and for the periods therein specified.

(k) Liabilities. The Corporation and the Subsidiaries have no liabilities or obligations of any nature whatsoever, whether direct, indirect, absolute, contingent or otherwise, except for those liabilities or obligations (i) reflected in or reserved against in the Financial Statements for the year ended November 30,
1999, (ii) incurred after November
30, 1999 in the usual and ordinary course of its business, or (iii) disclosed in any of the Schedules attached to this Agreement.

(l) Accounts Receivable. All accounts receivable of the Corporation and the Subsidiaries are bona fide, result from the ordinary course of business, have been properly recorded in the ordinary course of business, and, subject to reserves in accordance with past practice, are good and collectible in full when due without any discount, setoff or counterclaim, in amounts equal to not less than the aggregate face amounts thereof.

(m) Title to Property. The Corporation and each Subsidiary is the sole and unconditional owner of, and has a good and valid title to (or, in the case of immoveable and real property, has a good and marketable title to), all of its assets reflected on the Financial Statements for the year ended November
30, 1999, or which have been
acquired on or after November 30, 1999 (other than such assets consumed or disposed of on or after November
30, 1999 in the ordinary course of business and in a manner consistent with past practice), in each case free and clear of all Liens.

(n) Immoveables. Schedule 3.1(n) annexed hereto is a true and complete description of all immoveables and real property owned by or leased to the Corporation or any Subsidiary, including, without limitation, all buildings, structures, erections and appurtenances located thereon.
Every immoveable and real property owned or used by or leased to or from the Corporation or any
Subsidiary does not violate, contravene or breach, and is used in compliance with, any and all Laws. The Corporation and the Subsidiaries have not received any notice that any of the aforesaid immoveable or real property (i) is not in compliance with any Laws, (ii) is not used in compliance with any Laws, and/or
(iii) requires work to be done in
connection therewith.

(o) Condition and Sufficiency of Assets; Inventory. Except as disclosed in Schedule3.1(o) annexed hereto, all of the tangible assets of the Corporation and the Subsidiaries are (i) in good operating condition and repair, ordinary wear and tear excepted, (ii) not in need of maintenance or repairs
(except ordinary or routine maintenance
or repairs that are not material in nature or costs, individually or collectively), and (iii) adequate and sufficient for the continuing conduct of the business of the Corporation and the Subsidiaries as now conducted.
All Inventory of the Corporation and the Subsidiaries is of a quality and quantity usable and saleable in the ordinary course of business.
(p) Location; Place of Business. Other than inventory in transit and vehicles used in the transportation of such inventory, the Corporation and the Subsidiaries do not hold, directly or indirectly, any of their immoveable or real property or moveable or personal property anywhere other than in the locations set forth in Schedule 3.1(p) annexed hereto.

(q) Intellectual Property Rights. (If necessary) Schedule 3.1(q) annexed hereto is a true and complete list of
(i) all registered Intellectual Property Rights used by the Corporation and the
Subsidiaries, and (ii) all pending
applications for Intellectual Property Rights used by the Corporation and the
Subsidiaries in connection with their
business, none of which has been opposed or held unenforceable.
Each of the
aforesaid Intellectual Property Rights
is valid, subsisting and enforceable and each such Intellectual Property Right is duly recorded in the name of the Corporation or a Subsidiary, and the corporation or a Subsidiary is the absolute owner and has the sole and exclusive right to hold and use the said Intellectual Property Right without making any payment to others or granting rights to others in exchange.
       Leases. (If applicable) Schedule 3.1 annexed hereto is a true and complete list of all leases to which any of the Corporation or the Subsidiaries are party or their properties are subject. All such leases are in good standing and in full force and effect without amendment thereto, and the Corporation and the Subsidiaries are entitled to all benefits under such leases.

(s) Contracts. Schedule 3.1(s) annexed hereto contains a description of all written contracts, agreements, indentures, instruments and commitments to which the Corporation or any Subsidiary is a party or by which it is bound.
(t)         Guarantees.  The Corporation and the Subsidiaries are
not party to
or bound either absolutely or on a
contingent basis by any comfort letter, understanding or agreement of guarantee,
indemnification, assumption or endorsement or any like commitment with respect to the liabilities or obligations of any Person (whether accrued, absolute or otherwise contingent), except in the
ordinary course of business.  (u)       Insurance.  The Corporation
and the Subsidiaries maintain insurance with responsible and reputable insurers in such amounts and covering such risks and with such deductibles as are generally maintained by like businesses.
Schedule 3.1(u) is a true and complete list of all insurance policies currently maintained by or for the Corporation and the Subsidiaries. The coverage under each such policy is in full force and effect and the Corporation and the Subsidiaries are in good standing under such policies.

The Corporation and the Subsidiaries have not received notice of, and the Vendor has no knowledge of, any fact, condition or circumstance which might reasonably form the basis of any claim against the Corporation or any Subsidiary which (i) is not fully covered by insurance (subject to deductibles) maintained by or for the Corporation or any Subsidiary, or (ii) would result in any increase in insurance premiums payable by the Corporation or any Subsidiary.

(v)          Bank Accounts: Powers of Attorney.  Schedule 3.1(u)
annexed hereto
sets forth: (i) the name of each
Person with whom the Corporation and the Subsidiaries maintain an account or
safety deposit box and the names of
all Persons authorized to draw thereon or to have access thereto;
and (ii) the
name of each Person holding a general
or special      power of attorney from the Corporation or any
Subsidiary and a
summary of the terms thereof.
(w) Litigation. Except as disclosed in Schedule 3.1(w) (if applicable) annexed hereto, there are (i) no actions, claims, investigations, arbitrations, and other proceedings pending, or to the knowledge of the Vendor, threatened against, with respect to, or affecting in any manner, the Corporation, the Subsidiaries, their properties or the Purchased Shares, or any issued and outstanding shares in the capital of any Subsidiary; and (ii) no outstanding judgments, orders, decrees, writs, injunctions, decisions, rulings or awards against, with respect to, or in any manner affecting any of the Corporation, the Subsidiaries, their properties or the Purchased Shares, or any issued and outstanding shares in the capital of any Subsidiary.
(x) Default Under Agreements. The Corporation and the Subsidiaries (i) are in good standing and entitled to all benefits under, (ii) have performed all obligations required to be performed under, and (iii) are not in default under, or in breach of, any written or oral contracts, agreements, indentures, instruments, commitments, licenses or permits applicable to any of them.

(y) Tax Matters. The Corporation and the Subsidiaries have correctly prepared and duly and timely filed all tax returns required to be filed by them, have paid all taxes, (including, without limitation, income, withholding, real property, social service and corporation, capital, value added, sales, franchise, excise, profits, gross receipts, customs duties, stamp, transfer, water, business and goods and services taxes)
(collectively, the "Taxes", and individually, a "Tax") which are due and payable and adequate provision will be made in the
Closing Date Balance Sheet for the
payment of all Taxes not yet due and payable for any taxation year ending on or prior to the Closing Date. The
Corporation and the Subsidiaries have made adequate and timely installments of
Tax. All Tax returns filed by the
Corporation and the Subsidiaries have been duly and accurately completed as required by Law.
With respect to any period for which Tax returns have not yet been filed or for which Taxes are not yet due and payable, the Corporation and the Subsidiaries have only incurred liabilities for Taxes in the ordinary course of their business.
All Tax returns of the Corporation and the Subsidiaries have been assessed through and including (and there are no outstanding waivers of any limitation periods or agreements providing for an extension of time for the filing of any Tax return or the payment of any Tax by the Corporation or any Subsidiary. All deficiencies proposed as a result of such assessments or reassessments of the Tax returns through and including November 30, 1999 have been paid and settled.
The Corporation and each Subsidiary have withheld from each payment made to any of their past and present shareholders, directors, officers, employees and agents the amount of all Taxes and other deductions required to be withheld and has paid such amounts when due or made adequate provision for the payment of such amounts to the proper receiving authorities.

The Corporation and the Subsidiaries are not subject to any assessments, levies, penalties or interest with respect to Taxes which will result in any liability on their part in respect of
any period ending on or prior to the
Closing Date, in excess of the amount provided for and reserved against in the
Closing Date Balance Sheet.
(a?)        Paid-up Capital.  The paid-up capital for tax purposes
of each of the Purchased Shares is no less than its stated capital for corporate purposes.

(aa)       Licenses, Permits.  The Corporation and each Subsidiary
has, and is
in full compliance with and entitled
to all of the benefits under, all permits, licenses, certificates of compliance,
consents, approvals and authorizations
of, or registrations with, any governmental, judicial or public authority or
regulatory body (collectively, the
"Licenses", and individually a "License") necessary or required to conduct its
business as presently conducted, and
each License has been validly issued and is in full force and effect.  Other
than as set forth in Schedule 3.1(aa)
annexed hereto, there are no Licenses required to conduct the business of the
Corporation or any Subsidiary as
presently conducted. No fact, condition or circumstance has occurred to create,
and the execution of this Agreement and its performance shall not create, any right to terminate, cancel, modify, amend, revoke or expire any License.
(ab)      Employee Matters.  The Corporation and the Subsidiaries
have complied
with all applicable Laws relating to employment matters, including, without limitation, any provisions thereof relating to wages, hours and collective bargaining.
Schedule 3.1(bb) annexed hereto is a true and complete list of all written employment, service, union, agency, consulting, termination and severance contracts and
agreements  entered
into by the Corporation or any
Subsidiary with or for any or all of its present or past shareholders, directors, officers, employees and agents. Except as set out in the contracts and agreements therein referred to, there are no shareholders, directors, officers, employees or agents of the Corporation who are entitled to a specified notice of termination or fixed term of employment or who cannot be dismissed upon such notice as is required by Law.
(ac)     Benefit Plans.  Except as set forth in Schedule 3.1(cc)
annexed hereto,
neither the Corporation nor any
Subsidiary is a party to any pension, retirement, bonus, profit sharing,
compensation, incentive, stock purchase, stock
option, stock appreciation, severance, change-of-control, savings, thrift,
insurance, medical, hospitalization,
disability, death or other similar program, or practice providing directors,
officers,  shareholders or employee benefits
(the "Benefit Plans").
There are no outstanding defaults or violations by the Corporation or any Subsidiary of any payment obligation required to be performed by it in connection with any
Benefit Plan.
There are no actions, claims,
investigations, arbitrations or other proceedings which, to the knowledge of the
Vendor, are pending or threatened with respect to the Benefit Plans (other than routine claims for benefits) against the Corporation, any Subsidiary, the funding agent or the fund of such Benefit Plan. No proceeding has been initiated to terminate any Benefit Plan.
All Benefit Plans which are funded plans are funded in accordance with their rules and all Laws and are fully funded on both a going-concern and a termination basis.
(ad)      Environmental Matters.  Except as set forth at Schedule
3.1(dd)
annexed hereto, the Corporation and the
Subsidiaries have at all times conducted, held and used, and are continuing to
conduct, hold and use, their affairs,
business and properties in accordance with all applicable Laws relating in whole
or in part to the environment or its
protection.
Except as disclosed at Schedule 3.1(dd) annexed hereto, at no time have any contaminants been released, emitted, discharged, deposited, issued, sprayed, injected,
abandoned, buried,
spilled, incinerated, disposed, leaked,
poured, emptied, dumped, or placed on, in, under or adjacent to any immoveable
or real property owned or used by
the Corporation or any Subsidiary.
(ae) Compliance with Laws. The Corporation and each Subsidiary have complied and continue to comply with all Laws.
(af)       No Changes.  Since November 30, 1999 there has not been
any material
adverse change in the business, operations, properties, prospects or condition of the Corporation or the Subsidiaries, or any event, condition or contingency that is likely to result in such a material
adverse change.  (ag)        No Unusual Transactions.  Since
Novemver 30, 1999 each of the Corporation and the Subsidiaries has conducted its business in the ordinary course, and, without limiting the generality of the foregoing, has not:
(i) made or assumed any commitment, obligation or liability which is outside the usual and ordinary course of its business;

(ii) ceased to operate its properties and to carry on its business as heretofore carried on nor has the Corporation or any Subsidiary failed to maintain all of its properties, rights and assets consistently with past practices, nor has the Corporation or any Subsidiary failed to do any and all things reasonably necessary and within its power to retain and preserve the goodwill of its business;
(iii) sold or otherwise in any way alienated or disposed of or lost any of its assets other than in the ordinary course of business and in a manner consistent with past practices;
(iv) split, combined or reclassified any of its shares, or redeemed, retired, repurchased or otherwise acquired shares in its capital stock or other corporate security, or reserved, declared, made or paid any dividend, or made any other distributions or appropriations of profits or capital;
(v) discharged any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise), other than obligations and liabilities discharged in the ordinary course of business and in a manner consistent with past practices;
(vi) waived or canceled any material claim, account receivable, trade account, or right outside the ordinary course of business or made any gift;
(vii) made any change in the rate or form of compensation or remuneration payable or to become payable to any of its shareholders, directors, officers, employees or agents;
(viii) made any change in its accounting principles and practices as utilized in the preparation of the Financial Statements, or granted to any customer any special allowance or discount, or changed its pricing, credit or payment policies, other than in the ordinary course of business;
              (ix)      made any capital expenditure;

              (x) made any loan or advance, or assumed, guaranteed or otherwise became liable with respect to the liabilities or obligations of any Person;
(xi) suffered any extraordinary losses whether or not covered by insurance; modified its constating instruments, by-laws or capital structure;
(xii) suffered any material shortage or any cessation or interruption of inventory shipments, supplies or ordinary services;
(xiv)    removed any director or auditor or terminated any officer;
(xv) purchased or otherwise acquired any corporate security or proprietary, participatory or profit interest in any Person;
(xvi) incurred any indebtedness other than to trade creditors in the ordinary course of business and in a manner consistent with past practices;
(xvii) issued, sold or otherwise disposed of any shares of its capital stock or any warrants, rights, bonds, debentures, notes or other corporate security;
(xviii) modified or changed its business organization or its relationship with its suppliers, customers and others having business relations with it; or
(xix) authorized, agreed or otherwise committed to any of the foregoing;

(ah) No Broker. None of the Vendor, the Corporation, the Subsidiaries or any of their respective shareholders, directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to this Agreement or any of the transactions contemplated hereby.
(ai) Stand Alone. No part of the business of the Corporation or any
Subsidiary is conducted through any Person other than the Corporation or any Subsidiary. The Vendor does not have, and none of the Corporation's or any Subsidiary's directors or officers has, any interest in any property, immovable or real, movable or personal, tangible or intangible, used in or pertaining to the business of the Corporation or any
Subsidiary.
(aj) Full Disclosure. The Vendor has made or caused to be made due inquiry with respect to (i) each covenant, agreement, obligation, representation and warranty contained in this Agreement,
(ii) the Schedules annexed hereto,
and (iii) any certificates or other documents referred to herein or furnished to the Purchaser pursuant hereto, and none of the aforesaid covenants, agreements, obligations, representations, warranties, Schedules, certificates or documents contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation, warranty, Schedule, certificate or other document not misleading.
Except as disclosed in this Section 3.1 or as set forth in the Schedules annexed hereto, there is no fact, condition or circumstance which (i) adversely or in the future may adversely affect the business, operations, properties, prospects, or condition of the Corporation or any Subsidiary or the ability of the Vendor to perform its obligations under this Agreement, or (ii) relates to the business of the Corporation or any Subsidiary and might reasonably be expected to deter a Person carrying on a like business from consummating the transactions hereby contemplated.

3.2	Representations and Warranties of the Purchaser.  The
Purchaser represents
and warrants to the Vendor as follows and acknowledges that the
Vendor is relying upon such representations and warranties in connection with the sale by the Vendor of the Purchased Shares and that the Vendor would not have entered into this Agreement without such representations and warranties:
(a)	Due Incorporation.  The Purchaser is duly incorporated,
validly existing and in good standing under the laws
of its jurisdiction of incorporation and has the necessary
corporate power to
own or lease its properties and to carry on its business as such business is presently conducted.
(b)	Due Authorization.  The Purchaser has the necessary corporate power and authority to execute this Agreement and to perform its obligations hereunder. The execution of this
Agreement by the Purchaser and the
performance by the Purchaser of its obligations hereunder have been duly
authorized by all necessary corporate action
on its part.  Such  execution and performance by the Purchaser does not require
any action or consent of, any registration with, or notification to, any Person, or any action or consent under any Laws to which the Purchaser is subject.
(c)	Enforceability.  This Agreement constitutes a legal, valid and binding
obligation of the Purchaser, enforceable against it in accordance with its terms.

(d)	No Conflict.  The execution of this Agreement, the
consummation of the
transactions contemplated herein,
the performance by the Purchaser of its obligations hereunder and the compliance by the Purchaser with this
Agreement do not violate, contravene or breach, or constitute a default under, the constating instruments or by-laws of the Purchaser.

(e)	No Broker.  Neither the Purchaser nor any of its shareholders, directors, officers, employees or agents has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees, commissions or other amounts with respect to this Agreement or any of the transactions contemplated hereby.

ARTICLE  IV
Covenants of the Vendor
4.1	Conduct of Business.  The Vendor shall cause each of the
Corporation and
the Subsidiaries from the date hereof
up to the Closing Date to conduct its business in the ordinary course and in a manner consistent with past practices and, without limiting the generality of the foregoing, the Vendor shall cause each of the Corporation and the Subsidiaries not to:
(a) make or assume any commitment, obligation or liability which is outside the usual and ordinary course of its business;
(b) cease to operate its properties and to carry on its business as heretofore carried on or fail to maintain all of its properties, rights and assets consistently with past practices, or fail to do any and all things reasonably necessary and within its power to retain and preserve the goodwill of its business;
   sell or otherwise in any way alienate or dispose of any of its assets, other than in the ordinary course of business and in a manner consistent with past practices;
(d) split, combine or reclassify any of its shares, or redeem, retire, repurchase or otherwise acquire shares in its capital stock or other corporate security, or reserve, declare, make or pay any dividend, or make any other distributions or appropriations of profits or capital;
(e) discharge any secured or unsecured obligation or liability (whether accrued, absolute, contingent or otherwise), other than obligations and liabilities discharged in the ordinary course of business and in a manner consistent with past practices;
(f) waive or cancel any material claim, account receivable, trade account or right outside the ordinary course of business or make any gift;
(g) make any change in the rate or form of compensation or remuneration payable to or to become payable to, any of its shareholders, directors, officers, employees or agents;
(h) make any change in its accounting principles and practices as utilized in the preparation of the Financial
Statements, or grant to any customer any special allowance or discount, or change its pricing, credit or payment policies, other than in the ordinary course of business;
(i)         make any capital expenditure;

(j) make any loan or advance, or assume, guarantee, endorse or otherwise become liable with respect to the liabilities or obligations of any Person;
(k) modify its constating instruments, by-laws or capital structure;

(l) remove any director or auditor or terminate any officer [without cause], except those directors, auditors and officers who will resign in accordance with Subsection 4.5(d);
(m) purchase or otherwise acquire any corporate security or proprietary, participatory or profit interest in any Person;
(n) incur any indebtedness other than to trade creditors in the ordinary course of business and in a manner consistent with past practices;
(o) issue, sell or otherwise dispose of any shares of its capital stock or any warrants, rights, bonds, debentures, notes or other corporate security;
(p) modify or change its business organization or its relationship with its suppliers, customers and others having business relations with it; and
(q) authorize, agree or otherwise commit to any of the foregoing.

In addition, and without limiting the generality of the foregoing, from the date
hereof up to the Closing Date, the
Vendor shall cause each of the Corporation and the Subsidiaries to:
  (i) comply with all Laws, (ii) duly and punctually file all reports
and returns required to be filed by any
Laws or Benefit Plans, and (iii) pay or provide for the payment of all Taxes;
(s)       maintain its books in a manner that fairly and accurately
reflects its
income, expenses and liabilities in
accordance with generally accepted accounting principles
consistently
applied  and using accounting policies,
practices and calculations applied on a basis consistent with past periods and throughout the periods involved;
(t)       maintain in full force and effect insurance policies on
all of its
properties providing coverage and amounts
of coverage comparable to the coverage and amounts of coverage provided under its insurance policies in effect on the date hereof;
(u)      perform duly and punctually all of its contractual
obligations in
accordance with the terms thereof; and
(v)      maintain and keep its properties in good condition and
working order,
except for ordinary wear and tear.
4.2	Notification.  From the date hereof up to the Closing Date,
the Vendor will promptly notify the Purchaser in writing if the
Vendor becomes aware of any fact or condition that causes or constitutes a breach of any of the
Vendor's representations and warranties as of the date of this
Agreement, or if
the Vendor becomes aware of the
occurrence after the date of this Agreement of any fact or condition that would
cause or constitute a breach of any
such representation or warranty had such representation or warranty been made as
of the time of occurrence or
discovery of such fact or condition.  During the same period, the
Vendor will
promptly notify the Purchaser in writing
of the occurrence of any breach of any covenant of the Vendor in this Article IV
or of the occurrence of any event that may make the satisfaction of the conditions in Article V impossible.
4.3	Examination.  From the date hereof up to the Closing Date, the
Vendor shall
afford, and shall cause the
Corporation and each Subsidiary to afford, to the Purchaser and its legal,
accounting and other representatives
full access during normal business hours (without undue interference to the
ordinary conduct of the business of
the Corporation and each Subsidiary) to (a) the Corporation, the
Subsidiaries,
and their affairs, business and
properties, and (b) all executive personnel and auditors of the
Corporation and
the Subsidiaries to consult with
them in respect  of (i) the affairs, business and properties of the
Corporation
and each Subsidiary and the manner
in which they are conducted, held or used, and (ii) any questions raised by the
examination made by the
Purchaser and its representatives pursuant to this Section 4.3.
4.4	Restrictions.  The Vendor shall not and shall cause the
Corporation and the
Subsidiaries not to, directly or
indirectly, through any representative or otherwise, solicit or entertain offers
from, provide information to, negotiate
with or in any manner encourage, discuss, accept or consider any proposal of any
other Person relating to the
acquisition of the Purchased Shares or the assets of the Corporation and/or the
assets or shares of the Subsidiaries,
in whole or in part, whether through direct or indirect purchase, amalgamation,
consolidation or other business combination (other than sales of assets in the ordinary course of business).
4.5	Closing.  On the Closing Date, the Vendor shall:

(a)	take, and shall cause the Corporation to take, all actions as may be
reasonably required by legal counsel for the Purchaser to duly and validly transfer the Purchased Shares to the Purchaser and/or its nominee, including, without limitation, to cause the Corporation (i) to make the necessary inscriptions in the register of the Corporation in order to record the transfer of the Purchased Shares in favour of the Purchaser and/or its nominee, and (ii) to deliver to the Purchaser and/or its nominee, upon the cancellation of the old share certificate representing the Purchased Shares, a new certificate in its name representing the Purchased Shares;

(b)	deliver to the Purchaser at the place of Closing (i)
certificates for
the Purchased Shares, duly endorsed for
transfer to the Purchaser, and (ii) a certificate executed by the
Vendor to the
effect that each of the Vendor's
representations and warranties in this Agreement (except as
qualified in the
certificate) is true and correct in all
respects as of the Closing Date as if made on the Closing Date and that the
Vendor has complied with each of its
covenants in this Agreement.  The only representations and
warranties permitted
to be qualified in such certificate are
(                   ) and, in such case, only to the extent such
representations
and warranties are affected by events
occurring between the date of this Agreement and the Closing Date that are
beyond the control of the Vendor and
subject at  all times to the indemnification provisions contained in
Article
VIII hereof.  The representations and
warranties of the Vendor made as of the Closing Date in the Vendor's certificate shall be deemed made as of the
Closing Date with the same effect as the representations and warranties made by
the Vendor herein;
(c)	if required by the Purchaser, cause all or any of the
directors, officers and auditors of the Corporation (i) to resign from the Corporation or a Subsidiary, as the case may be, effective on the Closing Date, and (ii) to deliver to the Corporation or such Subsidiary, as the case may be, at the place of Closing resignations and releases substantially in the form of Schedule 4.5 annexed hereto;


(d)	deliver to the Purchaser at the place of Closing certified
copies of resolutions of the shareholders and directors of the Corporation and the Subsidiaries (in form and substance reasonably satisfactory to the Purchaser's legal counsel)
(i)	authorizing and approving the sale, assignment and transfer of the Purchased
Shares from the Vendor to the
Purchaser and/or its nominees and their registration in the name of the
Purchaser and/or its nominees, (ii) accepting the resignations effective on the Closing Date of the directors, officers and auditors referred to in Subsection 4.5(d), and (iii) appointing such new directors, officers and auditors of the
Corporation and the Subsidiaries as may be nominated by the Purchaser;

ARTICLE  V
Covenants of the
Purchaser

5.1	Closing.  If each condition set forth at Section  7 .1 is (i)
performed or
complied with, or (ii) waived by the
Purchaser, and if this Agreement is not terminated in accordance with Section
7.2, then the Purchaser shall, on the
Closing Date, deliver to the Vendor at the place of Closing:
(a) a certificate executed by the Purchaser to the effect that each of the Purchaser's representations and warranties in this Agreement (except as qualified in the certificate) is true and correct in all respects as of the Closing Date as if made on the Closing Date and that the Purchaser has complied with each of its covenants in this Agreement. The only representations and warranties permitted to be qualified in such certificate are (
) and, in such case, only to the extent such representations and warranties are affected by events occurring between the date of this Agreement and the Closing Date that are beyond the control of the Purchaser.
The representations and warranties
of the Purchaser made as of the Closing Date in the Purchaser's certificate shall be deemed made as of the Closing
Date with the same effect as the representations and warranties made by the
Purchaser herein; and
(b) two (2) stock certificates of common shares of Forestry International, Inc. registered under the name of Mr.
Marc Michielli and Mr. Jean-Pierre Reid in the amount of the Purchase Price.




ARTICLE  VI
Survival of Representations and
Warranties

6.1	Survival of Representations and Warranties of the Vendor. The
representations and warranties of the Vendor contained in this Agreement, in the Schedules annexed hereto or in any certificate or other document delivered or given pursuant to this Agreement shall survive the completion of the transactions contemplated by this Agreement, and notwithstanding such completion or any investigation made by or on behalf of the Purchaser or any knowledge by the Purchaser of any incorrectness in, or breach of, such representations or warranties, shall continue in full force and effect for the benefit of the Purchaser for a period of three (3) years from the date hereof; (i) except for any representation and warranty relating to Tax matters which shall survive until ninety (90) days after the last date on which the relevant tax authority is entitled to assess or reassess the Corporation, the Subsidiaries or the Purchaser with respect to such Tax matters,
(ii) except for any
representation and warranty in respect of which a claim based on fraud is made, and (iii) except for the representations and warranties contained in sections as mentionned herein, which in each such case shall be unlimited as to duration.

6.2	Survival of Representations and Warranties of Purchaser.  The
representations and warranties of the Purchaser contained in this Agreement or in any certificate or other document delivered or given pursuant to this
Agreement shall survive the completion of the transactions contemplated by this
Agreement, and notwithstanding such
completion or any investigation made by or on behalf of the Vendor or any knowledge by the Vendor of any incorrectness in, or breach of, such representations or warranties, shall continue in full force and effect for the benefit of the Vendor for a period of three (3) years from the date hereof; except for any representation and warranty in respect of which a claim based on fraud is made and except for the representations and warranties contained in sections as mentionned herein, which in each such case shall be unlimited as to duration.

ARTICLE VII
Conditions of Closing
7.1	Conditions for the Benefit of the Purchaser.  The purchase and sale of the
Purchased Shares in accordance with the terms of this Agreement are subject to the following conditions, each of which is hereby declared to be for the exclusive benefit of the Purchaser. Each condition is to be performed or complied with in all respects at or prior to the Closing Date:
(a)        Truth of Representations and Warranties of the Vendor.
The
representations and warranties of the
Vendor contained in this Agreement or in any Schedule annexed hereto or in any certificate or other document delivered or given pursuant to this Agreement (considered individually and collectively), shall have been accurate in all material respects as of the date of this Agreement, and shall be true and correct in all material respects as of the Closing Date as though made on such date, without giving effect to any exception contained in the certificate delivered pursuant to Section 4.5(b)(ii). [Each of the Vendor's representations and warranties contained in Section ( shall have been accurate in all respects as of the date of this Agreement, and shall be true and correct in all respects as of the Closing Date as though made on such date, without giving effect to any exception contained in the certificate delivered pursuant to Section 4.5(b)(ii).]

(b)        Performance of Covenants by the Vendor.  All of the
covenants,
obligations and agreements that the
Vendor is required to perform or to comply with pursuant to this
Agreement at or
prior to the Closing Date
(considered individually and collectively), shall have been
performed or
complied with in all material respects at or
prior to the Closing Date.
(c )        Governmental Approvals.  There shall have been obtained
from all
appropriate governmental agencies and
authorities all approvals, consents and assurances, in form and substance reasonably satisfactory to the Purchaser's legal counsel, necessary in order to permit the transactions contemplated herein to be completed on the Closing Date without affecting or resulting in the termination, cancellation, modification, amendment, variation or renegotiation of this Agreement or any contract to which the Corporation or any of the Subsidiaries is a party. To the extent that a notification is required under the Competition Act (Canada), all applicable waiting periods shall have expired.
(d) Third Party Approvals. There shall have been obtained from all appropriate Persons all approvals, consents and assurances, in form and substance reasonably satisfactory to the
Purchaser's legal counsel, necessary
in order to permit the transactions contemplated herein to be completed without affecting or resulting in the termination, cancellation, modification, amendment, variation or renegotiation of this Agreement.
(e) No Material Change. From the date hereof up to and including the
Closing Date, there shall have been
no material adverse change in the business, operations, properties, prospects or condition of the Corporation and the Subsidiaries, nor shall any change of Law have occurred which, in the reasonable opinion of the Purchaser, materially and adversely affects or may materially and adversely affect the Corporation or any Subsidiary. For the purposes of this Subsection 7.1(e), the phrase "change of Law" shall mean (i) any change to any Law, or (ii) any future Law.

(f) Litigation. There shall be no actions, claims, investigations, arbitrations or other proceedings (whether or not on behalf of the Vendor, the Corporation or any Subsidiary) pending or threatened to restrain, enjoin or invalidate any transaction contemplated by this Agreement.
If any of the conditions of this Section 7.1 has not been satisfied as of the
Closing Date, or if the Purchaser is not
satisfied for any reason whatsoever with the results of its due diligence
investigation made pursuant to Section 4.3 or
if Closing has not occurred by May 2, 2000 for reasons other than the
Purchaser's failure to comply with its
obligations under this Agreement, the Purchaser may, at its option, either (i)
terminate this Agreement by notice to
the Vendor at any time prior to the Closing without further
formality, or (ii) proceed with the Closing, without prejudice, in either case, to the Purchaser's other rights, recourses and remedies.
7.2	Conditions for the Benefit of the Vendor.  The purchase and
sale of the
Purchased Shares in accordance with
the terms of this Agreement are subject to the following conditions, each of
which is hereby declared to be for the
exclusive benefit of the Vendor.  Each condition is to be performed or complied
with in all respects at or prior to the Closing Date:
(a)	Truth of representations and Warranties of the Purchaser.  The representations and warranties of the Purchaser contained in this Agreement or in any certificate or other document delivered or given pursuant to this
Agreement (considered individually and collectively), shall have been accurate in all material aspects as of the date of this Agreement, and shall be true and correct in all material respects as of the Closing Date as though made on such date, without giving effect to any exception contained in the certificate delivered pursuant to Section 5.1(a). Each of the Purchaser's representations and warranties contained in sections as mentionned herein shall have been accurate in all respects as of the date of this Agreement, and shall be true and correct in all respects as of the Closing Date as though made on such date, without giving effect to any exception contained in the certificate delivered pursuant to Section 5.1(a).

(b)	Litigation.  There shall be no actions, claims,
investigations, arbitrations or other proceedings (whether or not on behalf of the Purchaser) pending or threatened to restrain, enjoin or invalidate any transaction contemplated by this Agreement.

If any of the conditions of this Section 7.2 has not been satisfied as of the Closing Date for reasons other than the Vendor's failure to comply with its obligations under this Agreement, the Vendor may, at its option, either (i)
terminate this Agreement by notice to the Purchaser at any time prior to Closing
without further formality, or (ii) proceed with the Closing, without prejudice, in either case, to the Vendor's other rights, recourses and remedies.
ARTICLE
VIII
Indemnification
8.1	Indemnification by the Vendor.  The Vendor shall indemnify and hold the
Purchaser harmless from and against
any claims, demands, actions, causes of action, judgments, damages, losses
(which shall include any diminution in
value), liabilities, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys' and experts' fees and disbursements), including Tax liabilities (collectively, the
"Losses") which may be made against the
Purchaser, the Corporation or the Subsidiaries or which any of them may suffer or incur as a result of, arising out of or relating to:
(a) any violation, contravention or breach of any covenant, agreement or obligation of the Vendor under or pursuant to this Agreement; or
(b) any incorrectness in, or breach of, any representation or warranty made by the Vendor in Section 3.1, the Schedules annexed hereto or in any certificate or other document delivered or given pursuant to this Agreement, whether or not the Purchaser relied thereon or had knowledge thereof; or

         any liabilities or obligations of the Corporation or
any
Subsidiary of any nature whatsoever arising after
the Closing Date in respect of any fact, condition or
circumstance existing or occurring on or prior to the
Closing Date (including, without limitation, any liabilities or obligations of the Corporation or any
Subsidiary for Taxes due, together with any penalties or
interest, in connection with any period ending on
or  prior to the Closing Date), other than liabilities or
obligations reflected in or reserved against in the
Closing Date Balance Sheet.
8.2	Indemnification by Purchaser.  The Purchaser shall indemnify and hold the
Vendor harmless from and against
any Losses which may be made against the Vendor or which the Vendor may suffer or incur as a result of, arising out of or relating to:

(a)	any violation, contravention or breach of any covenant,
agreement, or
obligation of the Purchaser under or
pursuant to this Agreement; or
(b)	any incorrectness in, or breach of, any representation or
warranty made by the Purchaser in Section 3.2, the
Schedules annexed hereto or in any certificate or other document delivered or given pursuant to this
Agreement, whether or not the Vendor relied thereon or had knowledge thereof.
8.3	Obligation to Reimburse.  The Party providing indemnification hereunder
(the "Indemnifying Party") shall
reimburse, on demand, to the Party being indemnified hereunder (the
"Indemnified
Party") the amount of any Losses
suffered or incurred by the Indemnified Party, the whole as of the date that the
Indemnified Party incurs any such
Losses, together with interest thereon from the aforesaid date until payment in
full at the annual rate equal to the
National Bank of Canada preferential rate plus one percent (1%).
8.4	Notification.  Promptly upon obtaining knowledge thereof, the
Indemnified
Party shall notify the Indemnifying
Party of any cause which the Indemnified Party has determined has given or could
give rise to indemnification under
this Article VIII.  The omission so to notify the Indemnifying Party shall not
relieve the Indemnifying Party from any
duty to indemnify and hold harmless which otherwise might exist with respect to
such cause unless (and only to that extent) the omission to notify materially prejudices the ability of the Indemnifying Party to exercise its right to defend provided in this Article VIII.
8.5	Defense of Third Party Claim.  If any legal proceeding shall be instituted or any claim or demand shall be asserted by a third party against the Indemnified Party (each a "Third Party
Claim"), then the Indemnifying Party shall
have the right, after receipt of the Indemnified Party's notice under Section
8.4	and upon giving notice to the
Indemnified Party within five (5) calendar days of such receipt, to defend the
Third Party Claim at its own cost and expense with counsel of its own selection, provided that:
(a)	the Indemnified Party shall at all times have the right to
fully participate in the defense at its own
expense;
(b)	the Third Party Claim seeks only monetary damages and does
not seek any injunctive or other
relief against the Indemnified Party;
(c)	the Indemnifying Party unconditionally acknowledges in writing
its obligation to indemnify and     hold the Indemnified Party
harmless with respect to the
Third Party Claim;
(d)	legal counsel chosen by the Indemnifying Party is satisfactory
to the Indemnified Party, acting      reasonably; and
(e)	if the amount of the Third Party Claim is greater than Ten
Thousand dollars ($10,000), inclusive
of reasonably estimated interest and costs, then the Indemnifying Party shall deliver a letter of credit, surety bond or similar security in form and substance satisfactory to the Indemnified Party, acting reasonably, in the amount by which such Third Party
Claim exceeds Ten Thousand dollars
($10,000), as security for the payment of amounts payable by the Indemnifying Party to the Indemnified Party pursuant hereto.

Amounts payable by the Indemnifying Party pursuant to a Third
Party Claim shall be paid in accordance with the terms of the settlement or, the judgment, as applicable, but in any event prior to the expiry of any delay for a judgment to become executory.
8.6	No Compromise.  The Indemnifying Party shall not be permitted to compromise and settle or to cause a compromise and settlement of any Third Party Claim, without the prior written consent of the Indemnified Party, unless:

(a) the terms of the compromise and settlement require only the payment of money and do not require the Indemnified Party, the Corporation or the Subsidiaries to admit any wrongdoing or take or refrain from taking any action; and

(b)     the Indemnified Party receives, as part of the
compromise and settlement, a legally binding and
enforceable unconditional satisfaction or release, which is in form
and
substance satisfactory to the Indemnified Party,
acting reasonably, from any and all obligations or liabilities it may have with
respect to the Third Party Claim.
8.7	Failure to Defend.  If the Indemnifying Party fails:

(a)	within twenty (20) calendar days from receipt of the notice
of a Third Party Claim to give notice of
its intention to defend the Third Party Claim in accordance with
Section 8.5, or
(b)	to comply at any time with any of Subsections 8.5(c) or
8.5(e).
then the Indemnifying Party shall be deemed to have waived its right to defend
the Third Party Claim and the
Indemnified Party shall have the right (but not the obligation) to undertake or
to cause the Corporation or the
Subsidiaries to undertake the defense of the Third Party Claim and compromise
and settle the Third Party Claim on
behalf, for the account and at the risk and expense of the
Indemnifying Party.
8.8	Limitation on Indemnification.  The obligation of
indemnification set out in Sections 8.1 and 8.2 shall survive the Closing [without limit as to time] [for the period prescribed by law], except the obligation of indemnification
arising from any material incorrectness in, or breach of, any representation or
warranty made by the Vendor or the
Purchaser, as the case may be, which in each case shall be subject to the
limitations regarding survival of
representations and warranties set forth in Section 6.1 or 6.2, as the case may
be.
ARTICLE  IX
Closing
9.1	Date, Time and Place of Closing.  The Closing shall take place at
Montreal, on May 2, 2000 on the (
) calendar day following the satisfaction or waiver of all the conditions of
Closing set forth in Article VII hereof (the
"Closing Date"), at the hour of 01:30 PM, ET, or at such other place, on such
other date and/or at such other time
as may be agreed between the Parties.
ARTICLE  X
Miscellaneous
10.1	Announcements.  Prior to Closing, any press release, public
announcement
or publicity with respect to the
transaction contemplated in this Agreement shall be made only with the prior written consent of the Parties unless such release, announcement or publicity is required by Law, in which case the Party required to make such release, announcement or publicity shall use its best efforts to obtain approval of the other Party to the form, nature and extent of such disclosure, which approval shall not be unreasonably withheld. After the Closing, any such press release, public announcement or publicity by the Vendor shall be made only with the prior written consent of the Purchaser unless such release, announcement or publicity is required by law, in which case the Vendor shall use its best efforts to obtain the Purchaser's approval to the form, nature and extent of such disclosure, which approval shall not be unreasonably withheld. Unless otherwise determined by a court of competent jurisdiction, the Parties shall, and the Vendor shall cause the Corporation and the Subsidiaries to, keep this Agreement strictly confidential and make no disclosure thereof to any person except the Parties' counsel and advisors and except as may be required in connection with the consummation of the transactions contemplated hereby or as may be required by Law, without the prior written consent of the other Party.

10.2	Further Assurances.  Each Party upon the request of the other, whether at
or after the Closing, shall do,
execute, acknowledge and deliver or cause to be done, executed, acknowledged or
delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.
10.3	Successors in Interest.  This Agreement and the provisions
hereof shall
enure to the benefit of and be binding
upon the Parties and their respective successors and assigns.  The
Vendor may
not assign this Agreement or any of
his rights and obligations hereunder without the prior written consent of the
Purchaser.  The Purchaser may assign
this Agreement and all of the Purchaser's rights and obligations hereunder to an
affiliate; provided however, that such assignment shall not relieve the Purchaser of its obligations hereunder.
10.4	Notices.  Any notice, consent, authorization, direction or
other communication required or permitted to be given hereunder shall be in writing and shall be delivered either by personal delivery or by telex, telecopier or similar telecommunications device and addressed as follows:

         (a)   in the case of the Vendor, to it at:

                Attention:     Mr. Jean-Pierre Reid, President,
R.M.M. &
Associates, and /or,
Mr. Marc Michielli, Vice-President, R.M.M. &
Associates
                Telecopier:   (514) 383-8272

         (b)   in the case of the Purchaser, to it at:

                Attention:     Mr. Louis R. Turp, President,
Forestry
International, Inc., and/or
Mr. Richard Jamieson, C.F.O., Forestry International, Inc.
Telecopier:   (514) 270-4844  and/or  (514) 624-9215
Any notice, consent, authorization, direction or other communication delivered as aforesaid shall be deemed to have been effectively delivered and received, if sent by telex, telecopier or similar telecommunications device on the calendar day next following receipt of such transmission or, if delivered, to have been delivered and received on the date of such delivery provided, however, that if such date is not a business day then it shall be deemed to have been delivered and received on the business day next following such delivery. Either
Party may change its address for
service by notice delivered as aforesaid.

10.5	Expenses.  Subject to Section 2.4, the Vendor shall bear and pay all costs, expenses and fees (including, without limitation, legal counsel and accounting fees and disbursements) incurred by the Vendor, the Corporation and the Subsidiaries in connection with the preparation, execution and consummation of this Agreement and the transactions contemplated hereunder.

Subject to Section 2.4, the Purchaser shall bear and pay all costs, expenses and fees (including, without
limitation, legal counsel and accounting fees and disbursements)
incurred by it
in connection with the preparation,
execution and consummation of this Agreement and the transactions contemplated
hereunder.
10.6	Counterparts.  This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

10.7	Severability.  Any Article, Section, Subsection or other
subdivision of
this Agreement or any other provision
of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed herefrom and shall be ineffective to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof, which provisions shall (a) be severed from any illegal, invalid or unenforceable Article, Section,
Subsection or other subdivision of this Agreement or any other provision of this
Agreement, and (b) otherwise remain
in full force and effect.

10.8	Governing Law.  This Agreement shall be governed by and
interpreted and
construed in accordance with the
laws presently in force in the Province of Quebec.


10.9	Entire Agreement.  This Agreement, including the Schedules,
constitutes
the entire Agreement between the
Parties pertaining to the subject matter hereof, and supersedes all prior
agreements, understandings, negotiations and
discussions of the Parties.
10.10	Inconsistency.  This Agreement shall override the Schedules
annexed hereto to the extent of any inconsistency.
10.11	Gender.  Any reference in this Agreement to any gender shall include both
genders and the neuter, and words herein importing the singular number only shall include the plural and vice versa.
10.12	Currency.  The common share value of Forestry International,
Inc. mentionned herein is expressed in US dollars, considering the value of the vendor?s company which is expressed in Canadian funds.
10.13	Headings.  The headings in this Agreement are inserted for
convenience
of reference only and shall not affect
the interpretation hereof.

10.14	Amendment.  No amendment shall be binding unless expressly
provided in
an instrument duly executed by
the Parties.

10.15	Waiver.  No waiver, whether by conduct or otherwise, of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in an instrument duly executed by the Parties to be bound thereby.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and at the place first above mentioned.
2524-7883 QUEBEC, INC. (Vendor)
Signature:
Signature:
Name:             /s/ Jean-Pierre Reid
Name:
/s/ Mark Michielli
Title:                       President
Title:                Vice-President



FORESTRY INTERNATIONAL, INC. d/b/a
INFYNIA.COM CORPORATION  (Purchaser)
Signature:
Signature:
Name:              /s/ Louis R. Turp
Name:
/s/ Andrea Audet
Title:                      President
Title:            Secretary-Treasurer
CUSTODIAL
AGREEMENT

THIS CUSTODIAL AGREEMENT, dated effective the 2nd day of May 2000, is entered into by and between Forestry International Inc., a Colorado corporation, doing business as
INFYNIA.COM (?Infynia?) and
Rocheleau Labranche & Associates (the ?Custodial Agent?).
RECITALS
WHEREAS, pursuant to the provisions of a Purchase and Sale Agreement dated May
2, 2000 (the
?Agreement?) two (2) stock certificates are to be issued as follows:
(1) to
Jean-Pierre Reid in the amount of Ten
Million Two Hundred Thousand (10,200,000) shares of common stock of
Infynia; and
(2)	to Marc Michielli in the
amount of Ten Million Two Hundred Thousand (10,200,000) shares of common stock of Infynia; (the shares represented by these certificates shall be referred to herein as the ?Shares?);
and
WHEREAS, pursuant to the provisions of the Agreement the Shares and certificates are not to be delivered to Mr. Reid and Mr. Michieille until certain conditions as set forth in the
Agreement have been satisfied; and
WHEREAS, infynia and Mr. Reid and Mr. Michielli have agreed to place the shares into the custody of the
Custodial Agent to hold subject to the instructions of Infynia; and WHEREAS, Infynia and the Custodial Agent desire to enter into an agreement with respect to the above-described custodial arrangement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the parties agree as follows:
1.	Deposit and Instructions. Infynia agrees to cause to be issued into the name
of Mr. Reid and Mr.
Michielli two certificates representing the Shares. Infynia hereby agrees and instructs the Custodial Agent to hold the Shares and to deliver the Shares as instructed by Infynia, upon satisfaction of the conditions of the Agreement.
The Custodial Agent agrees to hold in safekeeping and as a fiduciary of Infynia the certiflcaes representing the
Shares.

2.	Terms. The Custodial Period shall begin as of the effective
date of this
Custodial Agreement. The
Custodial Period shall terminate on the earlier to occur of the following;
(a)	The expiration of two (2) years from the effective date;
(b)	Fulfillment of the conditions as described in Parag~,h I as
evidenced
by delivery of written
instructions from Inynia; or
(c)	Written notice from lnf3tnia of termination to the CustodiaI
Agreement receipt of such notice, the Custodial Agent shall act in accordance with the directives contained herein.


3.	Limitations of the Custodial Agent?s Obligations.  The
Custodial Agent
in its actions pursuant to this
Custodial Agreement shall be fully protected in every reasonable exercise of its
discretion and shall have no obligations hereunder, except as expressly set forth herein.
4.	Limitation of Liability.  In performing any of its duties
hereunder, the
Custodial Agent shall not
incur any liability to anyone for any damages, losses or expenses, except for
willful default or for negligence,
and it shall, accordingly, not incur any such liability with respect to (i) any
action taken or omitted in good
faith upon advice of its counsel given in respect to any questions relating to
the duties and responsibilities of
the Custodial Agent under this Custodial Agreement; or (ii) any action taken or
omitted in reliance upon any
instrument, including the written advice provided for herein, not only as to its
due execution and the validity
and effectiveness of its provisions, but also as to the truth and accuracy of
any information contained therein,
which the Custodial Agent shall in good faith believeto be genuine, to have been
signed and presented by a
proper person or persons, and to conform with the provisions of this
Custodial
Agreement.
5.	Indemnification. The parties jointly and severally hereby
agree to indemnify and bold harmless the Custodial Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, that may be imposed upon the Custodial Agent or incurred by the Custodial Agent in connection with its acceptance of appointment as Custodial Agent
hereunder, or the performance of its duties hereunder, including any litigation
arising from this Agreement
or involving the subject matter hereof.  The Custodial Agent shall not be
entitled to indemnification pursuant
to this subparagraph, however, if the Custodial  Agent?s conduct, concerning
which the Custodial Agent is
seeking indenmiflcation, constitutes negligence or an action not in good faith.
6.	Notices.  Except as otherwise provided in this Custodial
Agreement, any notice pursuant to this Custodial Agreement shall be validly given or served if that notice is in writing and delivered in person or by hand delivery or professional messenger service to either party or by facsimile to facsimile numbers designated in writing by the respective parties or may be sent by registered or certified mail, with postage prepaid, return receipt requested or delivered by Federal Express or any other courier service guaranteeing overnight delivery, charges prepaid and addressed as follows:
If to Infynia:
1205 Ampere Street
Suite 206
Quebec, Canada J4fl 7MG
Facsimile No, 514 270 4844


If to the Custodial Agent:

Rocheleau, Labranche & Associates
1205 Ampere Street, Suite 206
Boucherville, (Quebec) Canada J4B 7M6
Facsimile No: (450) 449-3978
Notices sent by facsimile shall be deemed to have been duly given upon receipt
by the recipient with
confirmation of such receipt by the sender.  Any such notice sent by registered
or certified mail, return
receipt requested, shall be deemed to have been duly given and received three
(3)	business days after the same
is so addressed and mailed within the continental United States with postage
prepaid.  Notices delivered by
overnight service shall be deemed to have been given one business day after
delivery of the same, charges
prepaid, to the courier. Any notice or other document sent by any other manner
shall be effective only upon actual receipt thereof. Any party may change its address for purposes of this paragraph by giving notice to the other party as provided herein.
7.	Miscellaneous.

(a)	The Custodial Agent expressly agrees that he shall have no
lien or recourse in
respect of the Shares and documents deposited in the Custodial
Account for any
fees or expenses in
establishing or maintaining the Custodial Account or in effecting the payments, deliveries and remittances described herein.

(b)	The Custodial Agent shall have no duty to know or determine
the performance or non-performance of any provision of any agreement between Infynia and the Mr.
Reid and Mr. Michielli and
any such agreement deposited with the Custodial Agent shall not bind said agent
in any manner. The Custodial
Agent assumes no responsibility for the validity or sufficiency of any such
documents or papers or payments
deposited or called for hereunder except as may be expressly and specifically
set forth in clear and
unambiguous language, and the duties and responsibilities of the
Custodial Agent
are limited to those expressly and specifically stated herein and in such instructions.
(c)	In the event of any dispute between the parties hereto as to the facts of
default, the
validity or meaning of these instructions or any other fact or matter relating
to the transaction between the parties, the Custodial Agent is instructed as follows:
(1)	That it shall be under no obligation to act, except under
process or order
of
court, or until he has been adequately indemnified to its full satisfaction, and
shall sustain no liability for its failure to act pending such process or court order or indemnification;
(2)	That it may in its sole and absolute discretion, deposit the property
described herein or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of any Court that would have jurisdiction over such dispute, and to interplead or
otherwise join the parties hereto, and
upon so depositing such property and invoking the jurisdiction of a proper court
the Custodial Agent shall be relieved
of all liability under the terms hereof as to the property so deposited and
shall be entitled to recover in such
interpleader or other action, its reasonable attorney fees and related costs and
expenses incurred in commencing such action. The institution of any such interpleader or other action shall not impair the rights of the Custodial Agent.
(d)	This Custodial Agreement may be amended at any time or times by an instrument in writing signed by all of the parties hereto. The validity, interpretation and construction of this Custodial Agreement and of each part hereof shall be governed by the laws of the Province of Quebec,
(e)	This Custodial Agreement shall bind and inure to the benefit of each signatory hereto and their respective heirs, personal representatives, successors and assigns.

IN WITNESS WHEREOF, the parties have executed this Custodial
Agreement on the dates set forth below to be effective on the day and year first above written.

FORESTRY INTERNATIONAL, INC. d/b/a
INFYNIA.COM CORPORATION


By:  /s/  Louis R. Turp
Louis R. Turp, President

ROCHELEAU, LABRANCHE & ASSOCIATES

By:  /s/  Michel
Daoust
Michel Daoust, C.A.

If to the Custodial Agent:


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